Exhibit 99.1

ImmunoCellular Therapeutics and BioWa Announce License for the

Research and Development of Therapeutic Antibodies in Cancer

Los Angeles, CA and Princeton, NJ, (Business Wire), June 2, 2011. ImmunoCellular Therapeutics, Ltd. (OTCBB:IMUC) and BioWa, Inc. (BioWa) today announced that they have entered into a agreement to provide IMUC with access to BioWa’s patented POTELLIGENT® Technology platform for the development of antibody-dependent cellular cytotoxicity (ADCC) enhanced antibodies. Under the agreement Biowa will receive the right to certain antibody technology from IMUC and selected option rights to IMUC antibodies using the POTELLIGENT® Technology.

“We are delighted to have access to BioWa’s POTELLIGENT® Technology which combined with our therapeutic antibodies could make these enhanced antibodies more valuable assets for partnering” said Manish Singh, CEO of IMUC.

“We are excited to expand our set of small company arrangements with IMUC. In large part, our decision to partner with IMUC was driven by our interest in novel therapeutic antibody targets in oncology that possess strong preclinical documentation,” said Yasunori Yamaguchi, President and CEO of BioWa.

About ImmunoCellular Therapeutics, Ltd.

IMUC is a Los Angeles-based clinical-stage company that is developing immune-based therapies for the treatment of brain and other cancers. The Company recently started a Phase II trial of its lead product candidate, ICT-107, a dendritic cell-based vaccine targeting multiple tumor associated antigens for newly diagnosed glioblastoma. To learn more about IMUC, please visit www.imuc.com.

About POTELLIGENT® Technology

POTELLIGENT® Technology improves potency and efficacy of antibody therapeutics, by enhancing ADCC, one of the major mechanisms of action for antibody therapeutics. POTELLIGENT® Technology involves the reduction of the amount of fucose in the carbohydrate structure of an antibody using a proprietary fucosyl transferase-knockout CHO cell line as a production cell. Research shows that POTELLIGENT® Technology dramatically enhances ADCC activity of an antibody in vitro, and significantly increases potency and efficacy of the antibody in vivo. A number of POTELLIGENT® antibodies are being investigated in human clinical trials.

About BioWa

BioWa is a wholly owned subsidiary of Kyowa Hakko Kirin Co., Ltd., Japan’s leading pharmaceutical and largest biotech company, and is the exclusive worldwide licensor of AccretaMab® platform. AccretaMab® platform consists of POTELLIGENT® and COMPLEGENT® Technologies, creating a superior antibody molecule with enhanced ADCC and CDC activities. BioWa is offering POTELLIGENT® and COMPLEGENT® Technologies to partners under a license to maximize the value of these technologies. Together with Kyowa Hakko Kirin, BioWa is committed to promote ADCC/CDC enhanced monoclonal antibody-based therapeutics to fight cancer and other life-threatening and debilitating diseases. For more information about BioWa, visit its web site at http://www.biowa.com.

POTELLIGENT® , COMPLEGENT®, and AccretaMab® are the trademarks of Kyowa Hakko Kirin Co., Ltd. All rights are reserved.

Forward Looking Statements

This press release contains certain forward-looking statements that are subject to a number of risks and uncertainties, including without limitation IMUC’s need to obtain additional capital to fund development of its antibody product candidates or to secure partners or licensees to develop these candidates; the risk that the POTELLIGENT® Technology will not significantly improve the potency or efficacy of IMUC’s antibody product candidates; and the risk that enhancement of the efficacy of IMUC’s antibody candidates may require additional technology that is not available to IMUC on acceptable terms or at all. Additional risks and uncertainties are described in IMUC’s most recently filed SEC documents, such as its most recent annual report on Form 10-K, all quarterly reports on Form 10-Q and any current reports on Form 8-K. IMUC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

ImmunoCellular Inquiries:

CEOcast, Inc. for ImmunoCelllar Therapeutics, Ltd.

James Young, 212-732-4300

or

BioWa Inquiries:

Yasunori Yamaguchi, Ph.D.

+1-609-580-7500

President and CEO

Source ImmunoCellular Therapeutics, Ltd. and BioWa, Inc.